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                                                                     EXHIBIT 5.1

                    [GIBSON, DUNN & CRUTCHER LLP Letterhead]


                                 June 24, 1996


Citation Insurance Group
One Almaden Boulevard, Suite 300
San Jose, California 95113-2213

        Re:     Registration Statement on Form S-4
                of Citation Insurance Group

Ladies and Gentlemen:

        We have acted as counsel for Citation Insurance Group, a California corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement"), which registers under the Securities Act of 1933, as amended (the "Act"), up to 35,018,370 shares of the Company's Common Stock (the "Shares"), to be issued to the shareholders of Physicians Insurance Company of Ohio, an Ohio corporation ("PICO"), in connection with the proposed merger (the "Merger") of Citation Holdings, Inc., an Ohio corporation and wholly owned subsidiary of the Company, with and into PICO.

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

        On the basis of and in reliance upon the foregoing examinations and assumptions, we are of the opinion that, assuming the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being issued and sold by the Company, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.
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GIBSON, DUNN & CRUTCHER LLP

June 24, 1996
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Joint Proxy Statement/Prospectus which is a part thereof.

                                                Very truly yours,


                                                GIBSON, DUNN & CRUTCHER LLP

LC/GTD